As filed with the Securities and Exchange Commission on June 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RSP Permian, Inc.*

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	90-1022997 (I.R.S. Employer Identification Number)

3141 Hood Street, Suite 500

Dallas, Texas 75219

(214) 252-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Mutrie

Vice President and General Counsel

3141 Hood Street, Suite 500

Dallas, Texas 75219

(214) 252-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas E. McWilliams

Christopher G. Schmitt

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.625% Senior Notes due 2022	$500,000,000	100%	$500,000,000	$58,100
Guarantees of 6.625% Senior Notes due 2022(2)	—	—	—	—	(3)

(1)          Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)          No separate consideration was received for the guarantees. RSP Permian, L.L.C., a subsidiary of RSP Permian, Inc., will guarantee the notes being registered.

(3)          Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no registration fee is required for the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANT GUARANTOR

Exact Name of Registrant Guarantor	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
RSP Permian, L.L.C.(1)	Delaware	36-4779340

(1)          The address for RSP Permian, L.L.C. is 3141 Hood Street, Suite 500, Dallas, Texas 75219, and its telephone number is (214) 252-2700. Its primary standard industrial classification code number is 1311. The name, address and telephone number of its agent for service is James E. Mutrie, Vice President and General Counsel, 3141 Hood Street, Suite 500, Dallas, Texas 75219, (214) 252-2700.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 19, 2015

PROSPECTUS

$500,000,000

RSP Permian, Inc.

Offer to Exchange

Up to $500,000,000 of

6.625% Senior Notes due 2022

That Have Not Been Registered under

The Securities Act of 1933, as Amended

For

Up to $500,000,000 of

6.625% Senior Notes due 2022

That Have Been Registered under

The Securities Act of 1933, as Amended

Terms of the New 6.625% Senior Notes due 2022 Offered in the Exchange Offer:

•                  The terms of the new 6.625% Senior Notes due 2022 (the “new notes”) are identical to the terms of the old 6.625% Senior Notes due 2022 that were issued on September 26, 2014 (the “old notes” and, together with the new notes, the “notes”), except that the new notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•                  We are offering to exchange up to $500,000,000 of the old notes for an equal principal amount of new notes with materially identical terms that have been registered under the Securities Act and are freely tradable.

•                  We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•                  The exchange offer expires at 5:00 p.m., New York City time, on                            , 2015 unless extended.

•                  Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•                  The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

•                  We will not receive any proceeds from the exchange offer.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 7 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2015.

This prospectus incorporates important business and financial information about RSP Permian, Inc. that is not included or delivered with this prospectus.  Such information is available without charge to holders of old notes upon written or oral request made to RSP Permian, Inc., Attn: Investor Relations, 3141 Hood Street, Suite 500, Dallas, Texas 75219; telephone number: (214) 252-2700. In order to obtain timely delivery, holders of old notes must request the information no later than                           , 2015 (five business days prior to the expiration of the exchange offer).

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC. This prospectus does not contain all of the information found in the registration statement. Before you decide to participate in the exchange offer, please review the full registration statement, including the information set forth under the heading the “Risk Factors” beginning on page 7 of this prospectus, the documents described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus, the exhibits to the registration statement and any additional information you may need to make your investment decision.

In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus and the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information, and if anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus, or the information we previously filed with the SEC that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition and results of operations may have changed since that date. We will disclose any material changes to such in an amendment to this prospectus or a prospectus supplement.

We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We are not making any representation to you regarding the legality of your participation in the exchange offer under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of participating in the exchange offer.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, including in the documents incorporated by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact contained in this prospectus and the documents incorporated by reference into it, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K (the “Form 10-K”), any subsequent Quarterly Report on Form 10-Q and any Current Report on Form 8-K incorporated by reference herein.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward looking statements.

Forward-looking statements may include statements about:

•                  our business strategy;

•                  our reserves;

•                  our exploration and development drilling prospects, inventories, projects and programs;

•                  our ability to replace the reserves we produce through drilling and property acquisitions;

•                  our financial strategy, liquidity and capital required for our development program;

•                  our realized oil, natural gas liquid (“NGL”) and natural gas prices;

•                  the timing and amount of future production of oil, NGLs and natural gas;

•                  our hedging strategy and results;

•                  our future drilling plans;

•                  our competition and government regulations;

•                  our ability to obtain permits and governmental approvals;

•                  our pending legal or environmental matters;

•                  our marketing of oil, NGLs and natural gas;

•                  our leasehold or business acquisitions;

•                  costs of developing our properties;

•                  general economic conditions;

•                  credit markets;

•                  uncertainty regarding our future operating results; and

•                  our plans, objectives, expectations and intentions that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil, NGLs and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under “Risk Factors” in this prospectus and in the Form 10-K, any subsequent Quarterly Report on Form 10-Q and any Current Report on Form 8-K incorporated by reference herein.

Reserve engineering is a process of estimating underground accumulations of oil, NGLs and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, NGLs and natural gas that are ultimately recovered.

All forward-looking statements, expressed or implied, attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

All forward-looking statements speak only as of the date they are made. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information about us and the exchange offer that is contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you, and you should read this entire prospectus and the documents incorporated by reference and to which we refer before making an investment decision. You should carefully consider the information set forth under “Risk Factors” beginning on page 7 of this prospectus, the other cautionary statements described in this prospectus and the risk factors and cautionary statements, including those described under the heading “Risk Factors,” in the Form 10-K, any subsequent Quarterly Report on Form 10-Q and any Current Report on Form 8-K incorporated by reference herein.  In addition, certain statements include forward-looking information that involves risks and uncertainties.  See “Cautionary Statement Regarding Forward-Looking Statements.”

The terms the “Company,” “we,” “us,” “our” and “RSP” refer to RSP Permian, Inc. and RSP Permian, L.L.C., a subsidiary of RSP Permian, Inc.

Our Company

We are an independent oil and natural gas company focused on the acquisition, exploration, development and production of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin of West Texas. The vast majority of our acreage is located on large, contiguous acreage blocks in the core of the Midland Basin, a sub-basin of the Permian Basin, primarily in the adjacent counties of Midland, Martin, Andrews, Dawson, Ector and Glasscock. For more information about our business, operations and financial results, see the documents listed under “Where You Can Find More Information; Incorporation by Reference.”

Principal Executive Offices and Internet Address

Our principal executive offices are located at 3141 Hood Street, Suite 500, Dallas, Texas 75219, and our telephone number at that address is (214) 252-2700. Our website address is www.rsppermian.com. Our periodic reports and other information filed with or furnished to the SEC are available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Except for information specifically incorporated by reference into this prospectus that may be accessed from our website, the information on, or otherwise accessible through, our website or any other website does not constitute a part of this prospectus.

The Exchange Offer

On September 26, 2014, we completed a private offering of $500.0 million aggregate principal amount of the old notes.  As part of this private offering, we entered into a registration rights agreement (the “registration rights agreement”) with the initial purchasers of the old notes in which we agreed, among other things, to use reasonable best efforts to cause the registration statement for the new notes, which will be issued in exchange for the old notes, to be declared effective by the SEC within 360 days after the issuance of the old notes and for the exchange of the old notes for the new notes to be consummated on or prior to 30 business days (or longer, if required by applicable securities laws) after the date on which the registration statement is declared effective. The following is a summary of the exchange offer and is not intended to be complete. For a more complete understanding of the exchange offer, please refer to the section of this prospectus entitled “The Exchange Offer.”

Exchange Offer

We are offering to exchange up to $500.0 million aggregate principal amount of the old notes for an equal principal amount of new notes to satisfy our obligations under the registration rights agreement.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2015, unless we decide to extend it (such date and time, as it may be extended from time to time, the “expiration date”).

Conditions to the Exchange Offer

The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or policy of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read “Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes

All of the old notes are held in book-entry form through the facilities of The Depository Trust Company (“DTC”). To participate in the exchange offer, you must follow the Automated Tender Offer Program (“ATOP”) procedures established by DTC for tendering notes held in book-entry form, which require that (i) the exchange agent receive, prior to the expiration date, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC confirms that:

• DTC has received your instructions to exchange your notes; and

• you agree to be bound by the terms of the letter of transmittal in Annex A hereto.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer” and “Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders

You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before the expiration date. Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. The tender of old notes under the exchange offer will reduce the principal amount of the currently outstanding old notes, which may have an adverse effect upon, and increase the volatility of, the market price of any old notes that you continue to hold following the completion of the exchange offer.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain United States Federal Income Tax Consequences.”

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent (the “exchange agent”) for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows: U.S. Bank Corporate Trust Services, Attn: Specialized Finance, 111 Fillmore Avenue East, St. Paul, Minnesota 55107. Eligible institutions may make requests by facsimile at 651-466-7372.

Terms of the New Notes

The new notes will be identical to the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest.  The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.  The following summary contains basic information about the new notes and is not intended to be complete.  It does not contain all the information that is important to you.  For a more complete understanding of the new notes, please refer to the section of this prospectus entitled “Description of Notes.”

Issuer	RSP Permian, Inc.

Notes Offered	$500,000,000 aggregate principal amount of our 6.625% Senior Notes due 2022.

Maturity	October 1, 2022.

Interest	6.625% per year (calculated using a 360-day year).

Interest Payment Dates

Each April 1 and October 1, with the next interest payment being due October 1, 2015. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note tendered in exchange therefor, or, if no interest has been paid on the old note, from the date of the original issue of the old note.

Ranking	The new notes will be the issuer’s general unsecured, senior obligations. Accordingly, they will rank:

• equal in right of payment to all of the issuer’s future senior indebtedness;

• effectively subordinate in right of payment to all of the issuer’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness;

•                  structurally subordinate in right of payment to all indebtedness and other liabilities, including trade payables, of any future subsidiaries that do not guarantee the notes (other than indebtedness and other liabilities owed to us); and

• senior in right of payment to all of the issuer’s future subordinated indebtedness.

As of June 1, 2015, we had $500.0 million of outstanding indebtedness, consisting entirely of the old notes, and $499.4 million of borrowing capacity under our revolving credit facility.

Subsidiary Guarantees

The new notes will be guaranteed by RSP Permian, L.L.C., a subsidiary of RSP Permian, Inc., and may be guaranteed by certain future subsidiaries. In the future, the guarantees may be released or terminated under certain circumstances. See “Description of Notes—Brief Description of the Notes and the Note Guarantees” and “Description of Notes—Certain Covenants—Additional Note Guarantees.”

Each subsidiary guarantee will rank:

• equal in right of payment to all existing and future senior indebtedness of the guarantor subsidiary;

•                  effectively subordinate in right of payment to all existing and future secured indebtedness of the guarantor subsidiary, including its indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness;

•                  structurally subordinate in right of payment to all existing and future debt and other liabilities (including trade payables) of any subsidiaries of the guarantor subsidiaries that are not guarantors of the notes; and

• senior in right of payment to any future subordinated indebtedness of the guarantor subsidiary.

Optional Redemption

At any time prior to October 1, 2017, we may, from time to time, redeem up to 35% of the aggregate principal amount of the notes in an amount of cash not greater than the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to October 1, 2017, we may, on any one or more occasions, redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the “make whole” premium set forth in this prospectus, and accrued and unpaid interest, if any, to the date of redemption. See “Description of Notes—Optional Redemption.”

On and after October 1, 2017, we may redeem the notes, in whole or in part, at the redemption prices set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control

If we experience certain kinds of changes of control, each holder of the notes may require us to repurchase all or a portion of its notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Repurchase at the Option of the Holders—Change of Control.”

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur or guarantee additional indebtedness or issue certain types of preferred stock;

• pay dividends on capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

• transfer or sell assets;

• make investments;

• create certain liens;

• enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us;

• consolidate, merge or transfer all or substantially all of our assets;

• engage in transactions with affiliates; and

• create unrestricted subsidiaries.

The covenants set forth in the indenture are subject to important exceptions and qualifications that are described under “Description of Notes—Certain Covenants.” If the notes achieve an investment grade rating from either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“Standard & Poor’s”), many of these covenants will be suspended.

Transfer Restrictions; Absence of a Public Market for the New Notes

The new notes will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Trustee	U.S. Bank National Association.

Governing Law	The notes and the indenture will be governed by New York law.

Risk Factors

You should consider carefully the information set forth in the section entitled “Risk Factors” beginning on page 7 of this prospectus and the risk factors set forth in the Form 10-K, any subsequent Quarterly Report on Form 10-Q and any Current Report on Form 8-K incorporated by reference herein, before deciding to invest in the notes.

RISK FACTORS

An investment in the new notes involves a number of risks. Before deciding whether to participate in the exchange offer, you should carefully consider the risks and uncertainties described below and in “Risk Factors” in the Form 10-K, any subsequent Quarterly Report on Form 10-Q and Current Reports on Form 8-K incorporated by reference herein, together with all of the other information included in, or incorporated by reference into, this prospectus. See “Where You Can Find More Information; Incorporation by Reference.” If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. The risks and uncertainties described below or in the documents incorporated by reference are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Please also read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Exchange Offer

If you fail to exchange your old notes, existing transfer restrictions will remain in effect, and the market value of your old notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange your old notes for new notes in the exchange offer, then you will continue to be subject to the existing transfer restrictions on the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with the exchange offer or as required by the registration rights agreement, we do not intend to register resales of the old notes.

The tender of old notes in the exchange offer will reduce the principal amount of the currently outstanding old notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding old notes that you continue to hold following the completion of the exchange offer.

Risks Related to the Notes

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under applicable debt instruments, which may not be successful.

Our ability to make scheduled payments on or to refinance our indebtedness obligations, including our revolving credit facility and the notes offered hereby, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance indebtedness. Our ability to restructure or refinance indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of sufficient cash flows and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet debt service and other obligations. Our revolving credit facility currently restricts our ability to dispose of assets and our use of the proceeds from such disposition. We may not be able to consummate those dispositions, and the proceeds of any such disposition may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet scheduled debt service obligations.

The borrowing base under our revolving credit facility is currently $500 million. Our next scheduled borrowing base redetermination is expected to occur on November 1, 2015. In the future, we may not be able to access adequate funding under our revolving credit facility as a result of a decrease in borrowing base due to the issuance of new indebtedness, the outcome of a subsequent borrowing base redetermination or an unwillingness or inability on the part of lending counterparties to meet their funding obligations and the inability of other lenders to provide additional funding to cover the defaulting lender’s portion. Declines in commodity prices could result in a determination to lower the borrowing base in the future and, in such a case, we could be required to repay any indebtedness in excess of the redetermined borrowing base. As a result, we may be unable to implement our drilling and development plan, make acquisitions or otherwise carry out business plans, which would have a material adverse effect on our financial condition and results of operations and impair our ability to service our indebtedness.

Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make payments on the notes.

As of June 1, 2015, we had $500.0 million of outstanding indebtedness, consisting entirely of the old notes, and $499.4 million of borrowing capacity under our revolving credit facility. Our level of indebtedness could affect our operations in several ways, including the following:

•                  requiring us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities;

•                  limiting management’s discretion in operating our business and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•                  increasing our vulnerability to downturns and adverse developments in our business and the economy generally;

•                  limiting our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

•                  placing restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

•                  making it more likely that a reduction in our borrowing base following a periodic redetermination could require us to repay a portion of our then-outstanding bank borrowings;

•                  placing us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness; and

•                  making it more difficult for us to satisfy our obligations under the notes and increasing the risk that we may default on our debt obligations.

The notes and the guarantees are unsecured obligations and are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to liabilities of any non-guarantor subsidiaries.

The notes and the guarantees are general unsecured senior obligations ranking effectively junior to all of our existing and future secured indebtedness (including all borrowings under our revolving credit facility) to the extent of the value of the collateral securing such indebtedness. If we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, the holders of our secured indebtedness or the secured indebtedness of such guarantor will be entitled to be paid in full from the proceeds of the assets, if any, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably in any remaining proceeds with all holders of our unsecured indebtedness, including unsecured indebtedness incurred after the notes are issued that does not rank junior to the notes, including trade payables and all of our other general indebtedness, based on the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient funds to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

The notes are also structurally subordinated to any indebtedness and other liabilities of any of our future subsidiaries that do not guarantee the notes. The indenture governing the notes permits us to form or acquire additional subsidiaries that are not guarantors of the notes in certain circumstances.

We and the guarantors may incur substantial additional indebtedness. This could increase the risks associated with the notes.

Subject to the restrictions in the indenture governing the notes and in other instruments governing our other outstanding indebtedness (including our revolving credit facility), we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. Although the indenture governing the notes and our revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial.

If we or a guarantor incurs any additional indebtedness that ranks equally with the notes (or with the guarantees thereof), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.

Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation, whether:

•                  we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•                  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•                  depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

We cannot assure you that we will be able to maintain or improve our leverage position.

An element of our business strategy involves maintaining a disciplined approach to financial management. However, we are also seeking to acquire, exploit and develop additional reserves that may require the incurrence of additional indebtedness. Although we will seek to maintain or improve our leverage position, our ability to maintain or reduce our level of indebtedness depends on a variety of factors, including future performance and our future debt financing needs. General economic conditions, oil, NGL and natural gas prices and financial, business and other factors will also affect our ability to maintain or improve our leverage position. Many of these factors are beyond our control.

Our revolving credit facility and the indenture governing the notes have restrictive covenants that could limit our growth, financial flexibility and our ability to engage in certain activities.

Our revolving credit facility and the indenture governing the notes have restrictive covenants that could limit our growth, financial flexibility and our ability to engage in activities that may be in our long-term best interests. Our revolving credit facility and the indenture governing the notes contain covenants that, among other things, limit our ability to:

•                  incur additional indebtedness;

•                  make loans to others;

•                  make investments;

•                  merge or consolidate with another entity;

•                  make dividends and certain other payments;

•                  hedge future production or interest rates;

•                  create liens that secure indebtedness;

•                  sell assets;

•                  enter into transactions with affiliates; and

•                  engage in certain other transactions without the prior consent of the lenders.

In addition, our revolving credit facility requires us to maintain certain financial ratios or to reduce our indebtedness if we are unable to comply with such ratios, which may limit our ability to obtain future financings to withstand a future downturn in our business or the economy in general, or to otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of these limitations. See “Description of Other Indebtedness—Our Revolving Credit Facility” and “Description of Notes—Certain Covenants.”

Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness. If that occurs, we may not be able to make all of the required payments or borrow sufficient funds to refinance such indebtedness. Even if new financing were available at that time, it may not be on terms that are acceptable to us.

The borrowing base under our revolving credit facility is subject to periodic redetermination.

The borrowing base under our revolving credit facility is redetermined at least semi-annually. Under the revolving credit facility, we may elect to cause interim redeterminations under certain circumstances. In addition, we and the administrative agent may each request two additional redeterminations per year. Redeterminations are based upon a number of factors, including commodity prices and reserve levels. In addition, our lenders have substantial flexibility to reduce our borrowing base due to subjective factors. Our borrowing base is currently $500 million, and we expect that it will remain at $500 million until the next scheduled redetermination on November 1, 2015. We could be required to repay a portion of our bank debt to the extent that after a redetermination our outstanding borrowings at such time exceed the redetermined borrowing base. We may not have sufficient funds to make such repayments, which could result in a default under the terms of the facility and an acceleration of the loans thereunder requiring us to negotiate renewals, arrange new financing or sell significant assets, all of which could have a material adverse effect on our business and financial results.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in our revolving credit facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default:

•                  the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•                  the lenders under our revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•                  we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

If we experience certain kinds of changes of control, we may be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, if any. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered following a change of control. In addition, the terms of our revolving credit facility would effectively prohibit, and the terms of other future indebtedness may also prohibit, us from repurchasing notes upon a change of control. Our failure to repurchase the notes upon a change of control could cause a default under the indenture governing the notes and could lead to a cross default under our revolving credit facility. Additionally, using cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

Federal bankruptcy and state fraudulent transfer laws permit a court to void all or a portion of the obligations of a guarantor pursuant to its guarantee of the notes, or to subordinate any guarantor’s obligations under such guarantee to claims of its other creditors, reducing or eliminating the noteholders’ ability to recover under such guarantee. Although laws differ among these jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, a guarantee could be voided as a fraudulent transfer or conveyance if (i) the guarantee was incurred with the intent of hindering, delaying or defrauding creditors or (ii) the guarantor received less than reasonably equivalent value or fair consideration in return for incurring the guarantee and either:

•                  the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee or subsequently became insolvent for other reasons;

•                  the incurrence of the guarantee left the guarantor with an unreasonably small amount of capital to carry on the business; or

•                  the guarantor intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the guarantor. The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law of the applicable jurisdiction. Generally, a guarantor would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•                  it could not pay its debts as they became due.

The guarantee contains a provision intended to limit the guarantor’s liability under the guarantee to the maximum amount that the guarantor could incur without causing the incurrence of obligations under its guarantee to be deemed a fraudulent transfer. This provision may not be effective to protect the guarantee from being voided under fraudulent transfer law.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

The old notes have not been registered under the Securities Act and may not be resold by purchasers thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the old notes or the new notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the old notes and, if issued, the new notes. The initial purchasers are not obligated, however, to make a market in the old notes or the new notes and any market-making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the old notes or the new notes.

The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon many factors, including:

•                  the time remaining to the maturity of the notes;

•                  the outstanding amount of the notes;

•                  the number of noteholders;

•                  the interest of securities dealers in making a market for the notes;

•                  the overall market for high yield securities,

•                  our operating performance and financial condition;

•                  the terms related to optional redemption of the notes;

•                  the level, direction and volatility of market interest rates generally; and

•                  the prospects for companies in our industry generally.

If an active market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. We do not currently intend to apply for listing of the notes on any securities exchange or stock market.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by Moody’s or Standard & Poor’s and no default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by Moody’s or Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain transactions. There can be no assurance that the notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force. See “Description of Notes—Certain Covenants—Changes in Covenants if Notes Rated Investment Grade.”

We face risks related to rating agency downgrades.

Moody’s and Standard & Poor’s have rated the notes. If such rating agencies reduce the rating in the future, the market price of the notes may be adversely affected, raising capital may become more difficult and borrowing costs under our revolving credit facility and other future borrowings may increase.

The issuer is a holding company, and its operations are conducted almost entirely through its subsidiary, RSP Permian, L.L.C.

The issuer is a holding company and does not have any assets or operations other than ownership of equity interests of its subsidiaries. The issuer’s operations are conducted almost entirely through its subsidiary, RSP Permian, L.L.C., and the issuer’s ability to generate cash to meet its obligations is dependent on the earnings of, and receipt of funds from, RSP Permian, L.L.C. RSP Permian, L.L.C. is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit the issuer’s ability to obtain cash from it. Subject to certain qualifications, the issuer’s subsidiaries are permitted under the terms of the indenture to incur additional indebtedness that may restrict payments from those subsidiaries to the issuer. We cannot assure you that agreements governing the current and future indebtedness of the issuer’s subsidiaries will permit them to provide the issuer with sufficient cash to meet its obligations, including with respect to the notes. See “Description of Other Indebtedness—Revolving Credit Facility” for a discussion of restrictions under our revolving credit facility on cash distributions to the issuer. Further, the ability of the issuer’s subsidiaries to generate sufficient cash flow to make scheduled payments on the issuer’s obligations will depend on the subsidiaries’ future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of the issuer’s control.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement.  We will not receive any proceeds from the issuance of the new notes in the exchange offer.  In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount.  The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest.  Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued.  Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges.  “Fixed charges” consist of interest expense and the estimated interest component of rental expense.

	RSP Permian, Inc.			Our Predecessor
			Year Ended	Year Ended December 31,
	Three Months Ended		December 31,
	March 31, 2015		2014(1)	2013	2012	2011
Ratio of earnings to fixed charges	0.86	(2)	12.31	13.27	11.01	38.20

(1)         Represents our predecessor’s historical financial data for the first 22 days plus RSP Permian, Inc.’s historical financial data for the remainder of the year.

(2)         Earnings in the three months ended March 31, 2015 were insufficient by $1.3 million to cover fixed charges.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We sold the old notes on September 26, 2014 pursuant to that certain purchase agreement, dated September 23, 2014, by and among the Company, RSP Permian, L.L.C. and the initial purchasers named therein in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the old notes are subject to transfer restrictions.

At the closing of the offering of the old notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to file an exchange offer registration statement with the SEC on or prior to 270 days after the closing of the offering of the old notes. Now, to satisfy our obligation sunder the registration rights agreement, we are offering holders of the old notes, who are able to make certain representations described below, the opportunity to exchange their old notes for the new notes in the exchange offer. The exchange offer will be open for a period of at least 20 full business days. During the exchange offer period, we will exchange all old notes properly surrendered and not withdrawn before the expiration date for new notes. The new notes will be registered under the Securities Act, and the transfer restrictions, registration rights and provisions for additional interest relating to the old notes will not apply to the new notes.

Resale of the New Notes

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•                  you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•                  such new notes are acquired in the ordinary course of your business; and

•                  you do not intend to participate in a distribution of the new notes.

The staff of the SEC, however, has not considered the exchange offer for the new notes in the context of a no-action letter, and the staff of the SEC may not make a similar determination as in the no-action letters issued to these third parties.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

•                  cannot rely on such interpretations by the staff of the SEC; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Unless an exemption from registration is otherwise available, any securityholder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the old notes as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.

Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $500,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to DTC, the sole registered holder of the old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and, if applicable, the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral (promptly followed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                  , 2015, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally (promptly followed in writing) or in writing, and the holders of notes via a press release, of any extension before 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•                  to delay accepting for exchange any old notes,

•                  to extend the exchange offer, or

•                  to terminate the exchange offer,

by giving oral (promptly followed in writing) or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly followed in writing) or written notice thereof to the holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in such period following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or policy of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Procedures for Tendering—Your Representations to Us” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral (promptly followed in writing) or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent” and in the letter of transmittal included as Annex A to this prospectus.

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the old notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures.

In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal. By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Determinations in the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding on all parties. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

•                  a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•                  a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•                  any new notes that you receive will be acquired in the ordinary course of your business;

•                  you have not engaged in and have no intent to engage in (nor have you entered into any arrangement or understanding with any person or entity to participate in) a distribution of the new notes in violation of the provisions of the Securities Act;

•                  you are not an “affiliate,” as defined in Rule 405 of the Securities Act, of RSP Permian, Inc. or RSP Permian, L.L.C.; and

•                  if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•                  SEC registration fees;

•                  fees and expenses of the exchange agent and trustee;

•                  accounting and legal fees incurred by us and printing costs; and

•                  related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your old notes for new notes in the exchange offer, the old notes you hold will remain outstanding and continue to accrue interest, but will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. After the expiration of the exchange offer, we do not intend to register old notes under the Securities Act unless the registration rights agreement requires us to do so.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF NOTES

We are offering to exchange up to $500,000,000 aggregate principal amount of our new 6.625% Senior Notes due 2022, which have been registered under the Securities Act (the “new notes”), for any and all of our outstanding unregistered 6.625% Senior Notes due 2022 (the “old notes”). We issued the old notes on September 26, 2014 in a transaction exempt from registration under the Securities Act. We are offering you new notes in exchange for old notes in order to satisfy our registration obligations under the registration rights agreement that we entered into in connection with the issuance of the old notes.

The new notes will be treated as a single class with any old notes that remain outstanding after the completion of the exchange offer. The Company will issue the new notes, and the old notes are outstanding, under the indenture, dated September 26, 2014, among itself, the Guarantor and U.S. Bank National Association, as trustee. The terms of the old notes and the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part, because it, and not this description, will define your rights as holders of the new notes.

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the word “Company” refers only to RSP Permian, Inc. and not to any of its Subsidiaries. Unless the context indicates otherwise, references in this description to the “notes” include both the old notes and the new notes. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

If the exchange offer is consummated, holders of old notes who do not exchange their old notes for new notes will vote together with the holders of the new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by holders of specified minimum percentages of the aggregate principal amount of all outstanding notes issued under the indenture. In determining whether holders of the requisite percentage in aggregate principal amount of notes have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of these old notes and new notes will vote together as a single class for all such purposes. Accordingly, all references in this “Description of Notes” to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such old notes and the new notes then outstanding.

The registered holder of a new note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. All references to “holders” in this description are to registered holders of the notes.

Brief Description of the Notes and the Note Guarantees

The New Notes

Like the old notes, the new notes will be:

•                  general unsecured obligations of the Company;

•                  pari passu in right of payment with any future Senior Debt of the Company;

•                  senior in right of payment to any future subordinated Indebtedness of the Company; and

•                  unconditionally guaranteed by the Guarantors.

The Note Guarantees

Like the old notes, the new notes will be guaranteed by RSP Permian, L.L.C., a Subsidiary of the Company, and by certain of the Company’s future Domestic Subsidiaries.

Each Note Guarantee will be:

•                  a general unsecured obligation of the Guarantor;

•                  pari passu in right of payment with all existing and future Senior Debt of that Guarantor; and

•                  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

However, the new notes and the Note Guarantees will be effectively subordinated to all borrowings and other liabilities of the initial Guarantor under the Credit Agreement, which is secured by substantially all of the assets of such Guarantor. The new notes and the Note Guarantees will also be structurally subordinated to all indebtedness and other liabilities of any of our future Subsidiaries that do not Guarantee the new notes. See “Risk Factors—Risks Related to the Notes—The new notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to liabilities of any non-guarantor subsidiaries.”

As of the date of this prospectus, RSP Permian, L.L.C., a Subsidiary of the Company, is a Restricted Subsidiary. However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any Unrestricted Subsidiary, such Unrestricted Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company.

Principal, Maturity and Interest

The Company will issue the new notes with an initial maximum aggregate principal amount of up to $500 million. The Company may issue additional notes under the indenture from time to time after the date hereof. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The old notes, the new notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, waivers, amendments, redemptions and offers to purchase. The notes are issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on October 1, 2022.

Interest on the notes accrues at the rate of 6.625% per annum and is payable semi-annually in arrears on April 1 and October 1, with the next payment being due October 1, 2015. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will make each interest payment to the holders of record on the immediately preceding March 15 and September 15. If a payment date falls on a day that is not a business day, the payment to be made on such payment date will be made on the next succeeding business day with the same force and effect as if made on such payment date, and no additional interest will accrue as a result of such delayed payment. Interest on the new notes will accrue from the last interest payment date on which interest was paid on the old note tendered in exchange therefor, or, if no interest has been paid on the old note, from the date of the original issue of the old note.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Company or the paying agent, the Company will pay all principal of, premium, if any, on, and interest on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the noteholders at their respective addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee has been appointed as the initial paying agent and registrar for the notes. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

Note Guarantees

Like the old notes, the new notes will be guaranteed by RSP Permian, L.L.C., a Subsidiary of the Company. In the future, Domestic Subsidiaries of the Company that Guarantee or otherwise become obligated with respect to Indebtedness under a Credit Facility will be required to Guarantee the notes under the circumstances described under “—Certain Covenants—Additional Note Guarantees.” These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See “Risk Factor— Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

A Guarantor may not: (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor in one or more related transactions, to another Person, other than the Company or another Guarantor, unless:

(1)                                 immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2)                                 either:

(a)                                 the Person acquiring the properties or assets in any such sale, assignment, transfer, conveyance, or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture and (if then in effect) the registration rights agreement pursuant to a supplemental indenture and a supplement to the registration rights agreement, in form reasonably satisfactory to the trustee; or

(b)                                 the Net Proceeds of such transaction or series of transactions are applied in a manner that does not violate the “Asset Sales” provisions of the indenture.

The Note Guarantee of a Guarantor will automatically be released:

(1)                                 in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company if the sale or other disposition does not violate the “Asset Sales” provisions of the indenture;

(2)                                 in connection with any sale or other disposition of Capital Stock of that Guarantor by way of merger, consolidation or otherwise to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sales” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3)                                 if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)                                 upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to October 1, 2017, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon notice as provided in the indenture, at a redemption price equal to 106.625% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings by the Company, provided that:

(1)                                 at least 65% of the aggregate principal amount of notes originally issued under the indenture (including any additional notes but excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 180 days of the date of the closing of such Equity Offering.

At any time prior to October 1, 2017, the Company may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after October 1, 2017, the Company may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	104.969%
2018	103.313%
2019	101.656%
2020 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Except pursuant to the preceding paragraphs and the final paragraph under “—Repurchase at the Option of Holders—Change of Control,” the notes will not be redeemable at the Company’s option prior to October 1, 2017. The Company will not be, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

Mandatory Redemption

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right, except as provided below, to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the

“Change of Control Purchase Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice.

Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer.

Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

(1)                                 deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)                                 deliver or cause to be delivered to the trustee the notes accepted for payment, together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control are applicable whether or not any other provisions of the indenture are applicable, except as described in the following paragraph. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. The closing date of any such Change of Control Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is sent as described in the first paragraph of this section.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person may be uncertain.

In the event that holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Company as described above) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the aggregate consideration received in the Asset Sale by the Company or such Restricted Subsidiary and all other Asset Sales since the date of the indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)                                 any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;

(b)                                 with respect to any Asset Sale of oil and natural gas properties by the Company or any of its Restricted Subsidiaries where the Company or such Restricted Subsidiary retains an interest in such property, any agreement by the transferee (or an Affiliate thereof) to pay all or a portion of the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto;

(c)                                  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(d)                                 any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph; and

(e)                                  any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e), not to exceed an amount equal to 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds at its option to any combination of the following:

(1)                                 to repay, repurchase or redeem any Senior Debt;

(2)                                 to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;

(3)                                 to make capital expenditures in respect of the Company’s or any of its Restricted Subsidiaries’ Oil and Gas Business; or

(4)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

The requirement of clause (2) or (4) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may invest the Net Proceeds in any manner that is not prohibited by the indenture.

If the Net Proceeds from Asset Sales that are not applied or invested as provided in the second and third paragraphs of this section will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within five days thereof, the Company will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” or “Asset Sales” provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” or “Asset Sales” provisions of the indenture by virtue of such compliance.

The Credit Agreement contains, and future agreements may contain, direct or indirect prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company and its Subsidiaries. In the event a Change of Control or Asset Sale occurs at a time when the Company is effectively prohibited from purchasing notes, the Company could seek the consent of the relevant senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain effectively prohibited from purchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Company’s ability to pay cash to the holders of notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors— Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or sent electronically if DTC is the recipient) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Subject to the provisions of the preceding paragraph, notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption, unless the Company defaults in making the redemption payment.

Certain Covenants

Changes in Covenants if Notes Rated Investment Grade

If at any time:

(1)                                 the notes are rated Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency); and

(2)                                 no Default or Event of Default shall have occurred and be continuing,

then, beginning on that date and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1)                                 “—Repurchase at the Option of Holders—Asset Sales”;

(2)                                 “—Restricted Payments”;

(3)                                 “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4)                                 “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)                                 “—Designation of Restricted and Unrestricted Subsidiaries”;

(6)                                 “—Transactions with Affiliates”; and

(7)                                 clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets.”

During any period that the foregoing covenants have been suspended (the “Suspension Period”), the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Designation of Restricted and Unrestricted Subsidiaries” or the second paragraph of the definition of “Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the ratings assigned to the notes by both such rating agencies should subsequently decline to below Baa3 and BBB- from Moody’s or S&P, respectively, the foregoing covenants will be reinstituted as of and from the date both such ratings were below investment grade. Calculations under the reinstated “Restricted Payments”

covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Debt.”

In addition, for purposes of the covenant described under “—Transactions with Affiliates,” all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered into prior to the date of the indenture and permitted by clause (7) of such covenant, and for purposes of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the date of the indenture.

There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)                                 repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)                                 make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)                                 make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a)                                 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)                                 the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i)                                     50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the Company’s fiscal quarter in which the notes are originally issued to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)                                  100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons, other than the Company or a Subsidiary of the Company, engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than (i) Disqualified Stock and (ii) net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

(iii)                               to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the date of the indenture is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

(iv)                              the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date of the indenture of any such Indebtedness for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(v)                                 to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the indenture is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the date of the indenture, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(vi)                              any dividends or distributions received in cash by the Company or a Guarantor after the date of the indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1)                                 the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(ii) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3)                                 the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)                                 the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)                                 repurchases of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case, plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if:

(a)                                 in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the provisions described under “—Repurchase at the Option of Holders—Change of Control”; or

(b)                                 in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant under the heading “—Repurchase at the Option of Holders—Asset Sales”;

(6)                                 so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods);

(7)                                 the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(8)                                 so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9)                                 payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person; and

(10)                          so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $35.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts of $20.0 million or more, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed the greater of (i) $750.0 million and (ii) $350.0 million plus 35.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(2)                                 the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)                                 the incurrence by the Company and the Guarantors of Indebtedness represented by the old notes and the related Note Guarantees issued on the date of the indenture and the exchange notes (including the new notes) and the related Note Guarantees issued pursuant to any registration rights agreement;

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $40.0 million and (ii) 3.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(5)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company, in each case that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5), (14) or (15) of this paragraph;

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)                                 if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(a)                                 any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)                                 any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)                                 the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the Guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(10)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds, and completion guarantees provided by the Company or a Restricted Subsidiary of the Company in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)                          the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13)                          any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture; provided that such obligation is not reflected as a liability on the face of the balance sheet of the Company or any Restricted Subsidiary;

(14)                          any Permitted Acquisition Indebtedness; and

(15)                          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (15), not to exceed, at any one time outstanding, the greater of (i) $60.0 million and (ii) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional shares or units of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets owned on the date of the indenture or thereafter acquired, unless the notes or any Note Guarantee of such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by the Initial Lien.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;

(2)                                 make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3)                                 sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not in the good faith judgment of an officer of the Company materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)                                 the indenture, the notes and the Note Guarantees;

(3)                                 agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are not, in the reasonable good faith judgment of an officer of the Company, materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or the Credit Agreement as in effect on the date of the indenture;

(4)                                 applicable law, rule, regulation or order;

(5)                                 any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of an officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)                                 customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;

(7)                                 purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)                                 any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)                                 Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of an officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)                          Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)                          provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)                          encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;

(13)                          encumbrances or restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; and

(14)                          customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments.”

Merger, Consolidation or Sale of Assets

The Company will not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the notes, the indenture and (if then in effect) the registration rights agreement pursuant to a supplemental indenture and a supplement to the registration rights agreement, in form reasonably satisfactory to the trustee;

(3)                                 immediately after giving effect to such transaction, no Default or Event of Default exists; and

(4)                                 the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the Company is not the surviving entity, the surviving Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such surviving Person had been named as the Company in the indenture, and thereafter (except in the case of a lease of all or substantially all of the Company’s properties or assets), the Company will be relieved of all obligations and covenants under the indenture and the notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)                                 the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2)                                 the Company delivers to the trustee:

(a)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; and

(b)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)                                 any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)                                 transactions between or among the Company or its Restricted Subsidiaries;

(3)                                 transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)                                 any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6)                                 Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and any Permitted Investment;

(7)                                 transactions effected in accordance with the terms of the agreements described in our offering memorandum relating to the old notes, as such agreements are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company in any material respect than the agreement so amended or replaced;

(8)                                 payments to an Affiliate in respect of the notes or any other Indebtedness of the Company or any of its Restricted Subsidiaries on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates;

(9)                                 loans or advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;

(10)                          transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person;

(11)                          in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture (a) which are fair to the Company and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in either case in the reasonable determination of the Board of Directors of the Company or the senior management thereof, and (b) with respect to which the Company has complied with clauses 2(a) and 2(b) of the prior paragraph to the extent applicable; and

(12)                          any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph.

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture that incurs Indebtedness under a Credit Facility, then, in either case, that Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form specified in the indenture and delivering an opinion of counsel to the trustee within 30 days after the date that Subsidiary incurred such Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either (1) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or (2) a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Notwithstanding the foregoing, with respect to any payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the indenture, the notes or the Note Guarantees in connection with an exchange offer, the Company and any of its Restricted Subsidiaries may exclude (i) holders or beneficial owners of the notes that are not “qualified institutional buyers” as defined in Rule 144A under the Securities Act, or “non-U.S. Persons” as defined in Regulation S under the Securities Act, and (ii) holders or beneficial owners of the notes in any jurisdiction (other than the United States) where the inclusion of such holders or beneficial owners would require the Company or any such Restricted Subsidiary to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Company in its sole discretion.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)                                 all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing reports on the SEC’s EDGAR filing system will be deemed to satisfy the foregoing delivery requirements.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. The Company will at all times comply with Trust Indenture Act §314(a).

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

For the avoidance of doubt, such reports will not be required to contain any information or item not applicable to an emerging growth company (as defined in the Jumpstart Our Business Startups Act) for so long as the Company qualifies as such.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include, to the extent material, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon filing or posting such report as contemplated by this covenant (but without regard to the date on which such report is so filed or posted); provided that such cure shall not otherwise affect the rights of the holders under “—Events of Defaults and Remedies” if the principal of, premium, if any, on, and interest on, the notes have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

In addition, the Company shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the notes;

(2)                                 default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)                                 failure by the Company to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)                                 failure by the Company for 180 days after notice from the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports”;

(5)                                 failure by the Company for 60 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of its other agreements in the indenture;

(6)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee existed on the date of the indenture, or is created thereafter, if that default:

(a)                                 is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more; provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7)                                 failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(8)                                 except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)                                 certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration and its consequences under the indenture, if, among other things, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, on, and interest on, the notes that has become due solely by such declaration of acceleration, have been cured or waived.

If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee must send to each holders notice of the Default or Event of Default within 90 days after it occurs. The trustee, however, may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on or interest on, the notes.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)                                 such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)                                 holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)                                 such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4)                                 the trustee does not comply with such request within 60 days after receipt of the request and the offer, or provision if requested, of security or indemnity; and

(5)                                 during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The Company will be required to deliver to the trustee annually an officers’ certificate regarding compliance with the indenture. Upon any officer of the Company becoming aware of any Default or Event of Default, the Company will be required to deliver to the trustee a statement specifying such Default or Event of Default and what action the Company intends to take, if any, regarding such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)                                 the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, on, or interest on, such notes when such payments are due from the trust referred to below;

(2)                                 the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)                                 the Legal Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including the Company’s obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the trustee, to pay the principal of, premium, if any, on, and interest on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Company received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                 the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)                                 reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (except provisions relating to minimum required notice of optional redemption or those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)                                 reduce the rate of or change the time for payment of interest on any note;

(4)                                 waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any note payable in money other than that stated in the notes;

(6)                                 make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, on, or interest on, the notes (other than as permitted by clause (7) below);

(7)                                 waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)                                 release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)                                 make any change in the preceding amendment, supplement or waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated notes in addition to or in place of certificated notes;

(3)                                 to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Company’s or such Guarantor’s properties or assets, as applicable;

(4)                                 to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the notes pursuant to Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”);

(5)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)                                 to conform the text of the indenture, the notes or the Note Guarantees to any provision of the “Description of Notes” in our offering memorandum relating to the old notes;

(7)                                 to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8)                                 to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading “—Certain Covenants—Liens”;

(9)                                 to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture; or

(10)                          to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Company will send to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

The indenture will be satisfied and discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1)                                 either:

(a)                                 all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b)                                 all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium, if any, on, or interest on, the notes to the date of Stated Maturity or redemption;

(2)                                 in respect of clause 1(b), no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)                                 the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(4)                                 the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture. Such bank is a lender under the Credit Agreement.

If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to certain exceptions. In case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the notes and the Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to RSP Permian, Inc. 3141 Hood Street, Suite 500, Dallas, Texas 75219, Attention: Investor Relations.

Book-Entry, Delivery and Form

The new notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited with the trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole or in part, only to another nominee of DTC or its nominee.  Beneficial interests in the Global Notes may not be exchanged for definitive new notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchanges of Global Notes for Certificated Notes.”

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)                                 upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(2)                                 ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Clearstream Banking, S.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, premium, if any, on, or interest on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Guarantors, the trustee nor any agent of any of the foregoing has or will have any responsibility or liability for:

(1)                                 any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)                                 any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Company or the Guarantors. None of the Company, the Guarantors or the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

(1)                                 DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days;

(2)                                 the Company, at its option, but subject to DTC’s requirements, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)                                 there has occurred and is continuing an Event of Default, and DTC notifies the trustee of its decision to exchange such Global Note for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, and interest with respect to Certificated Notes in the manner described above under “—Methods of Receiving Payments on the Notes.” The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)         Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)         Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Consolidated Net Tangible Assets” means, as of any date of determination, without duplication:

(a)         the sum of:

(i)             the discounted future net revenues from Proved Reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal income taxes) as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or audited by independent petroleum engineers as to Proved Reserves accounting for at least 80% of all such discounted future net revenues and by the Company’s petroleum engineers with respect to any other Proved Reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(A)                               estimated Proved Reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

(B)                               estimated Proved Reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C)                               estimated Proved Reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

(D)                               reductions in estimated Proved Reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of Proved Reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (A) through (D), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report) and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for such purpose;

(ii)          the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available;

(iii)       the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(iv)      the greater of:

(A)                               the net book value and

(B)                               the appraised value, as estimated by independent appraisers,

in each case, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company will not be required to obtain such an appraisal and only clause (iv)(A) of this definition will apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (a),

(b)                                 the sum of

(i)                                     minority interests;

(ii)                                  any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;

(iii)                               to the extent included in clause (a)(i) above, the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(iv)                              the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note at the time of computation, the greater of:

(1)                                 1.0% of the principal amount of the note; or

(2)                                 the excess of:

(a)                                 the present value at such time of (i) the redemption price of the note at October 1, 2017 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through October 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months); over

(b)                                 the principal amount of the note.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and

(2)                                 the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)                                 a disposition of assets between or among the Company and its Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)                                 the sale, lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property) that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole;

(5)                                 licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;

(6)                                 any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)                                 the granting of Liens not prohibited by the covenant described above under the caption “—Liens” and dispositions in connection with Permitted Liens;

(8)                                 the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(9)                                 a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(10)                          sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(11)                          an Asset Swap;

(12)                          dispositions of crude oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any Proved Reserves; and

(13)                          any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary of the Company, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto.

“Asset Sale Offer” has the meaning assigned to that term in the indenture.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales” if then in effect.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of the indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of the indenture will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)                                 certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States, in each case having combined capital and surplus of at least $100.0 million and a short term deposit rating no lower than A2 or P2 by S&P or Moody’s, respectively;

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of creation thereof; and

(6)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                 the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)                                 the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated EBITDAX” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                 provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                                 the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)                                 depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4)                                 if such Person accounts for its oil and natural gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; minus

(5)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(6)                                 to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends or distributions; provided that:

(1)                                 all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;

(2)                                 the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)                                 the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4)                                 the cumulative effect of a change in accounting principles will be excluded;

(5)                                 unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815, will be excluded; and

(6)                                 any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines will be excluded.

“Consolidated Net Working Capital” of any Person as of any date of determination means the amount (shown on the balance sheet of such Person and its Restricted Subsidiaries prepared on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) by which (a) all current assets of such Person and its Restricted Subsidiaries other than current assets from Oil and Gas Hedging Contracts, exceeds (b) all current liabilities of the Company and its Restricted Subsidiaries, other than (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“Continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                 was a member of such Board of Directors on the date of the indenture; or

(2)                                 was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 10, 2013, by and among RSP Permian, L.L.C., Comerica Bank, as administrative agent, and the lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation and executed by the chief financial officer and one other officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a public or private sale of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis to the Company.

“Existing Indebtedness” means all Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $20.0 million or more and otherwise by an officer of the Company (unless otherwise provided in the indenture).

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the chief financial or accounting officer of the specified Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC) and that are set forth in an officers’ certificate signed by the chief financial or accounting officer that states (a) the amount of each such adjustment and (b) that such adjustments are based on the reasonable good faith belief of the officers executing such officers’ certificate at the time of such execution and the factual basis on which such good faith belief is based.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                 if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means any Subsidiary of the Company that Guarantees the notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                 Oil and Gas Hedging Contracts.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of bankers’ acceptances;

(4)                                 representing Capital Lease Obligations;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)                                 representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)                                 such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)                                 such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

(3)                                 there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)                                 the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

Notwithstanding the preceding, “Indebtedness” of a Person shall not include:

(1)                                 any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;

(2)                                 any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; and

(3)                                 any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of the “Asset Sales” provisions of the indenture), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions; and

(2)                                 as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under the indenture and the notes, as provided in the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain Proved Reserves.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

(1)                                 immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(2)                                 immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other related equipment or in Persons that own or provide such equipment.

“Permitted Investments” means:

(1)                                 any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” including pursuant to an Asset Swap;

(5)                                 any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)                                 any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)                                 Investments represented by Hedging Obligations;

(8)                                 loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9)                                 repurchases of the notes;

(10)                          any Guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(11)                          any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(12)                          Investments acquired after the date of the indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries, or all or substantially all of the properties or assets of another Person, in each case, in a transaction that is not prohibited by the covenant described above under the caption “—Merger, Consolidation or Sale of Assets” to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)                          Permitted Business Investments; and

(14)                          other Investments in any Person other than an Affiliate of the Company that is not a Subsidiary of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed the greater of (a) $60.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (14) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1)                                 Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred pursuant to clause (1) of the definition of Permitted Debt or securing Hedging Obligations related thereto or securing Obligations with regard to Treasury Management Arrangements;

(2)                                 Liens in favor of the Company or a Restricted Subsidiary;

(3)                                 Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(4)                                 Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)                                 Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)                                 Liens existing on the date of the indenture;

(8)                                 Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(9)                                 Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)                                 the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(10)                          Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(11)                          filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(12)                          bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(13)                          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(14)                          Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)                          grants of software and other technology licenses in the ordinary course of business;

(16)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(17)                          Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(18)                          Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(19)                          Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(20)                          Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that does not exceed in aggregate principal amount, at any one time outstanding, the greater of (a) $60.0 million and (b) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence; and

(21)                          any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (20) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of the Company; provided that:

(1)                                 the principal amount (or accreted value, if applicable), or in the case of Disqualified Stock, the amount thereof determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or the amount of the Disqualified Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock, as the case may be, and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, that is (a) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3)                                 if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                 such Indebtedness is incurred (other than by way of a Guarantee) either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of the indenture.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas

Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Proved Reserves” means crude oil and natural gas reserves constituting “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, and any successor to the ratings business thereof.

“Senior Debt” means:

(1)                                 all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities, all Hedging Obligations, all Treasury Management Arrangements and all Obligations with respect to any of the foregoing;

(2)                                 any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Note Guarantee; and

(3)                                 all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)                                 any liability for federal, state, local or other taxes owed or owing by the Company;

(2)                                 any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(3)                                 any trade payables;

(4)                                 the portion of any Indebtedness that is incurred in violation of the indenture; provided that Indebtedness under a Credit Facility will not cease to be “Senior Debt” by virtue of this clause (4) if it was advanced on the basis of an officers’ certificate to the effect that it was permitted to be incurred under the indenture; or

(5)                                 Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity, as of the time of computation, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2017; provided, however, that if the period from the redemption date to October 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) business day preceding the applicable redemption date (or, in the case of any redemption in connection with a defeasance of the notes or a satisfaction and discharge of the indenture, on the business day preceding such event) and (b) prior to such redemption date, file with the trustee a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                 is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material United States federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax considerations described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below. In addition, this discussion does not address considerations arising under any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder.

We recommend that each holder consult such holder’s own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

The exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s tax basis and holding period in the new note will be the same as its tax basis and holding period in the corresponding old note immediately before the exchange.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the old notes if:

•                  you acquire the new notes in the ordinary course of your business;

•                  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•                  you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

You may not participate in the exchange offer if you are:

•                  an “affiliate” of ours within the meaning of Rule 405 under the Securities Act; or

•                  a broker-dealer that acquired old notes directly from us.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities, such as this exchange offer, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the registration statement relating to the exchange offer. On this basis, the prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the effective date of the exchange offer registration statement, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                             , 2015 (90 days after the consummation of the exchange offer), all dealers effecting transactions in the new notes may be required to deliver this prospectus.

The Company will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents as provided in the letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The audited financial statements of RSP Permian, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves and related future net cash flows related to our properties as of December 31, 2014 incorporated by reference in this prospectus and elsewhere in the registration statement were based upon reserve reports prepared by independent petroleum engineers, Netherland, Sewell & Associates, Inc. We have included these estimates in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly current and other reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and through the SEC’s website at http://www.sec.gov.

Our common stock is listed on the New York Stock Exchange under the symbol “RSPP.” Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our Internet website at www.rsppermian.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

We “incorporate by reference” information from other documents that we file with the SEC into this prospectus, which means that we disclose important information to you those documents. The information incorporated by reference is deemed to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the offering under the registration statement of which this prospectus forms a part is terminated:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 17, 2015;

•                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the SEC on May 12, 2015; and

•                  Our Current Reports on Form 8-K as filed with the SEC on March 17, 2015, March 23, 2015, April 10, 2015 and May 27, 2015 (in each case, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

RSP Permian, Inc.

3141 Hood Street, Suite 500

Dallas, Texas 75219

Attention: Investor Relations

Telephone: (214) 252-2700

ANNEX A

LETTER OF TRANSMITTAL

TO TENDER

OLD 6.625% SENIOR NOTES DUE 2022

OF

RSP PERMIAN, INC.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED                    , 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY

TIME, ON                       , 2015 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

If you wish to exchange your issued and outstanding 6.625% Senior Notes due 2022 (“old notes”) for an equal aggregate principal amount of newly issued 6.625% Senior Notes due 2022 (“new notes”) with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exchange offer, you must validly tender (and not withdraw) your old notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated ,                     2015 (the “Prospectus”), of RSP Permian, Inc. (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange the old notes for a like aggregate principal amount of new notes. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. In order to extend the exchange offer, the Issuer will notify the Exchange Agent orally (promptly followed in writing) or in writing, and the holders of notes via a press release, of any extension before 9:00 a.m., New York City time, on the business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•                  DTC has received your instructions to tender your old notes; and

•                  you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1.              By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2.              By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

3.              You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4.              By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

5.              By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a)         the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of you, whether or not you are the holder;

(b)         you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c)          you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or RSP Permian, L.L.C.; and

(d)         if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of September 26, 2014 (the “Registration Rights Agreement”), by and among the Issuer and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at 3141 Hood Street, Suite 500, Dallas, Texas 75219, Attention: Investor Relations. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, each of the directors of the Issuer, each of the officers of the Issuer who signs such shelf registration statement, each person who controls the Issuer within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each other holder of old notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6.              If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7.              If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

8.              Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.              Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.              Partial Tenders.

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.              Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.              Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.              No Conditional Tender.

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.              Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.              Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.              No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporate Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

•                  for any breach of the director’s duty of loyalty to our company or our stockholders;

•                  for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law;

•                  under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•                  for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act of 1933 and the Securities and Exchange Act of 1934, that may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 21.    Exhibits and Financial Statement Schedules

(a)  Exhibits.    Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is incorporated by reference into this Item.

Item 22.    Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)         To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)         Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)         Any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d)         any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2015.

RSP PERMIAN, INC.

By:	/s/ Steven Gray
Steven Gray
Chief Executive Officer and Director

Each person whose signature appears below appoints James E. Mutrie, Scott McNeill and Tamara Pollard, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this exchange offer that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 19, 2015 in the capacities indicated.

Signature	Title

/s/ Michael Grimm	Chairman of the Board
Michael Grimm

/s/ Steven Gray	Chief Executive Officer and Director (Principal Executive Officer)
Steven Gray

/s/ Scott McNeill	Chief Financial Officer and Director (Principal Financial Officer)
Scott McNeill

/s/ Barry Turcotte	Chief Accounting Officer (Principal Accounting Officer)
Barry Turcotte

/s/ Joseph B. Armes	Director
Joseph B. Armes

/s/ Ted Collins, Jr.	Director
Ted Collins, Jr.

/s/ Kenneth V. Huseman	Director
Kenneth V. Huseman

/s/ Matthew S. Ramsey	Director
Matthew S. Ramsey

/s/ Michael W. Wallace	Director
Michael W. Wallace

S-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2015.

RSP PERMIAN, L.L.C.

By:	/s/ Steven Gray
Steven Gray
Chief Executive Officer

Each person whose signature appears below appoints James E. Mutrie, Scott McNeill and Tamara Pollard, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this exchange offer that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 19, 2015 in the capacities indicated.

Signature	Title

/s/ Steven Gray	Chief Executive Officer (Principal Executive Officer)
Steven Gray

/s/ Scott McNeill	Chief Financial Officer (Principal Financial Officer)
Scott McNeill

/s/ Barry Turcotte	Chief Accounting Officer (Principal Accounting Officer)
Barry Turcotte

/s/ Steven Gray	Chief Executive Officer and Director of RSP Permian, Inc., in its capacity as the sole member of RSP Permian, L.L.C.
Steven Gray

S-2

EXHIBIT INDEX

Exhibit Number	Description
3.1

Amended and Restated Certificate of Incorporation of RSP Permian, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-36264) filed with the Commission on January 29, 2014).

3.2

Amended and Restated Bylaws of RSP Permian, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-36264) filed with the Commission on January 29, 2014).

4.1

Indenture, dated as of September 26, 2014, by and among the Company, RSP Permian, L.L.C. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36264) filed with the Commission on October 2, 2014).

4.2	Form of Senior Note due 2022 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-36264) filed with the Commission on October 2, 2014).
4.3

Registration Rights Agreement, dated as of September 26, 2014, by and among the Company, RSP Permian, L.L.C. and Barclays Capital Inc. and RBC Capital Markets, LLC, as representatives of the initial purchasers named in therein (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-36264) filed with the Commission on October 2, 2014).

5.1*	Opinion of Vinson & Elkins L.L.P.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
23.2*	Consent of Grant Thornton LLP.
23.3*	Consent of Netherland, Sewell & Associates, Inc.
24.1*	Powers of Attorney (included on the signature pages of this registration statement).
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

*                                  Filed herewith.